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                                                                    Exhibit 23.1





         We have issued our reports dated January 20, 1998, accompanying the financial statements of Prime Bancshares Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP
GRANT THORNTON LLP


Houston, Texas
March 3, 1998